Exhibit 10.21

EXECUTION DOCUMENT

FIRST AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This FIRST AMENDMENT (the “First Amendment”) to the ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) between ARIA Retirement Solutions, LLC (“Aria”) and Transamerica Advisors Life Insurance Company (the “Company”) dated August 3, 2011, is hereby entered into and made effective this      day of                      2011, by and between Aria and Company.

WITNESSETH:

WHEREAS, the Company and Aria have agreed to amend Schedule B of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which consideration as to each of the parties is hereby mutually acknowledged, the parties hereto agree as follows:

1. Capitalized Terms.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendments.

(a)	Schedule B of the Agreement is hereby amended to read as follows:

SCHEDULE B

ADMINISTRATION

OF

EXPENSE PAYMENTS

This Administration of Expense Payments is Schedule B to that certain Administrative Services Agreement, dated August 3, 2011 between ARIA and the Company. All fees contained in this Schedule B are fees to be paid by Transamerica to ARIA. Parties understand and agree that the Company from time to time may adjust pricing.

EXECUTION DOCUMENT

Stand Alone Living Benefit (SALB)

Issued by TALIC and marketed as RetireOne Transamerica

Fee Charge for SALB

1.00%: 50% Equity

1.15%: 60% Equity

1.35%: 70% Equity

1.75%: 80% Equity

Breakpoints

ARIA fee will be reduced according to the following schedule:

0.05% - $500,000 to $999,999.99

0.10% - $1 million to $1,999,999.99

0.15% - $2M or greater

The breakpoints are based on deposits into the SALB less any excess withdrawals. If the ARIA fee is reduced, the Fee Charge will be reduced by the same amount.

The fees shown above include 0.35% per year on assets paid to ARIA.

The fee is assessed as a percentage of Covered Fund Value. The fee is taken from a separate cash account, not from the covered funds. If the cash account is depleted the owner and agent will be notified on the fee due date and 15-days, 30-days and 45 days thereafter if necessary. If the fee is not remitted within 60 days the policy is terminated. If the owner chooses to pay the fee from the covered funds the fee deduction is counted as a withdrawal. The fee varies by investment profile model. The fee will change if they switch between the different investment profile models. The fee will be deducted on each policy quarter in advance. Fees are based on the value of the covered asset pool as of the calculation date. If deposits are added, excess withdrawals taken or if the account exceeds the elected equity percentage beyond the grace period, there will be a true-up assessed on the next quarterversary. The fee can be increased upon a step-up. The fee increase is subject to a cap. A fee increase can apply pre-lock-in and post lock-in. If the client does not want the fee increase, the step-up can be rejected and the fee will remain unchanged. If a step-up is rejected, the policy is still eligible for subsequent step-ups.

(b)	Exhibit E of the Agreement has the following descriptions amended to read as follows:

EXECUTION DOCUMENT

EXHIBIT E

SERVICE LEVEL

AGREEMENTS

Transamerica request for error support – acknowledgement of request	ARIA	As needed	To be determined by mutual agreement
Custodian account monitoring	ARIA	To be determined by mutual agreement	To be determined by mutual agreement
SALB Certificate Issuance	ARIA	To be determined by mutual agreement	To be determined by mutual agreement

3. Miscellaneous.

All other terms and conditions set out in the Agreement not affected by this First Amendment shall remain the same. The Agreement, as amended by this First Amendment, hereby remains in full force and effect.

This First Amendment shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and permitted assigns. This First Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same document. Execution of a counterpart may be evidenced by facsimile or other electronic transmission of an originally executed copy of the counterpart.

This First Amendment shall be governed by and construed in accordance with the laws of the State of Iowa without giving effect to the conflicts of laws principles.

[Signature page to this First Amendment follows.]

EXECUTION DOCUMENT

ARIA RETIREMENT SOLUTIONS, LLC, as ARIA

By:

Title:	CEO

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY, as Company

By:

Title:	Vice President